As Filed with the Securities and Exchange Commission on February 10, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2011

MONSANTO COMPANY
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri    63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

Change-of-Control Employment Security Agreement.

On February 4, 2011, Monsanto Company (the “Company”) entered into a Change-of-Control Employment Security Agreement with Pierre Courduroux, its Senior Vice President and Chief Financial Officer (the “Executive”).  A form of the Change of Control Agreement is attached as Exhibit 10 and incorporated herein by reference (the “COC Agreement”). Capitalized terms used but not defined in this section have the meanings provided in the COC Agreement.

The COC Agreement generally provides that during the Protected Period, which runs from the first day following a Change of Control to the second anniversary of that date, the Executive’s position and duties shall be materially commensurate with his position and duties before the Change of Control, the location of his employment and travel requirements shall not change substantially, and the Executive’s salary, incentive opportunities and opportunities to participate in Company benefit plans shall be at least commensurate with opportunities before the Change of Control.

In the event the Executive’s employment with the Company terminates during the Protected Period, or in some cases earlier in anticipation of the Change of Control, subject to the terms of the COC Agreement:

•	If the termination is by the Executive for Good Reason, or by the Company other than for Cause, death or Disability, the Executive will be entitled to:
o
any unpaid Base Salary, a prorated Annual Incentive for the year of termination and an amount equal to the product of (i) three, and (ii) the sum of the Annual Base Salary Amount, and the Average Pre-Change-of-Control Annual Incentive Bonus;

o	Specified Welfare Benefits for two years, provided that the Executive has not become eligible for a corresponding benefit through another employer;
o
retiree medical benefits beginning at the end of the Severance Period, if the Executive has achieved at least 50 years of age and 10 years of service, with a combined age and Years of Service of at least 65; and

o	benefits accrued under the Company’s pension, parity pension or similar plan, and any other benefits which the Executive is entitled to receive.
•
If the Executive’s employment is terminated by reason of death or Disability, the Executive’s estate or beneficiaries, or the Executive, will be entitled to receive any unpaid Base Salary and a prorated Annual Incentive for the year of termination, as well as other benefits at least as favorable as those which would be provided to estates or beneficiaries of peer executives or disabled peer executives.

•	If the Executive’s employment is terminated by the Company for Cause, the Executive will be entitled to receive unpaid Base Salary and any other benefits which the Executive is entitled to receive.

•
If the Executive terminates his employment other than for Good Reason, the Executive will be entitled to receive any unpaid Base Salary, a prorated Annual Incentive for the year of termination and any other benefits which the Executive is entitled to receive.

The Company will reduce Payments such that the aggregate amount is equal to three times the Executive’s base amount under Section 280G(b)(3) of the Internal Revenue Code, minus $1.00 (which is the Safe Harbor Amount), if the Executive’s Net After-Tax Receipt of Payments would be greater than it would be without the reduction.

Under the COC Agreement, a Change of Control includes:
•	the acquisition by a Person of 30 percent or more of the Company’s outstanding stock;
•	a change such that the Incumbent Board ceases to constitute a majority of the Board;
•
a Business Combination, unless following such event (1) the individuals and entities who owned the Company’s securities prior to the event beneficially own at least 50 percent of the Company’s outstanding shares and voting power, (2) no Person beneficially owns 30 percent of the Company’s outstanding shares, and (3) the Incumbent Board continues to constitute a majority of the Board.

The Executive is required to devote reasonable attention and time to the Company during the Protected Period and to protect the Company’s Confidential Information.

The term of the COC Agreement runs until August 31, 2011, provided that the COC Agreement shall renew on such date and on August 31 of each successive year unless the Company gives notice of non-renewal by the preceding July 1.

The above description is qualified in its entirety by reference to the COC Agreement attached.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibit is filed herewith:

Exhibit 10	Form of Change of Control Employment Security Agreement, effective Feb. 4, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 10, 2011

MONSANTO COMPANY

By: /s/ Jennifer L. Woods
Name: Jennifer L. Woods
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 10	Form of Change of Control Employment Security Agreement, effective Feb. 4, 2011

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